UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement for the Purchase of Activated Carbon

On June 5, 2008, Red River Environmental Products, LLC (“Red River”), a wholly-owned subsidiary of ADA-ES, Inc. ("we"), entered into an Agreement for the Purchase of Activated Carbon (“Agreement”) with Southern Company Services, Inc. (“Southern”). Under the Agreement, Red River will supply treated activated carbon (“AC”) to Southern for an initial term beginning on May 1, 2009 and ending on April 30, 2014.

The Agreement requires Red River to begin delivering AC upon written notice from Southern before March 1, 2009. We expect that deliveries of AC to Southern will start in the third quarter of 2009. Southern will purchase certain annual minimum quantities of treated AC, which total nearly 37.9 million pounds between 2009 and 2013. Southern has an option to increase AC quantities by up to 50% from current commitments. Under certain force majeure circumstances, Southern may reduce its minimum quantity obligations or terminate the Agreement.

The Agreement provides that the AC to be delivered shall be manufactured at Red River’s carbon production facility, but that, upon notice to Southern, Red River may provide AC from other sources for interim periods or if reasonably unforeseeable events cause a temporary outage or significant reduction at Red River’s production facility. The Agreement is expressly contingent upon the financial close of debt financing for Red River’s first production line prior to December 31, 2008. If such financial closing does not occur by December 31, 2008, then the Agreement terminates.

We will file the Agreement as an exhibit to our Form 10-Q for the quarter ending June 30, 2008.

Item 8.01	Other Events

On June 5, 2008, we issued a press release concerning the development of our facility to produce AC for use in capturing mercury from coal-fired power plants, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Advice Regarding Forward-Looking Statements

Our statement regarding the date when Red River will begin deliveries of AC to Southern is forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. This statement is based on current expectations, estimates, forecasts, projections, beliefs and assumptions of our management. Such statement involves significant risks and uncertainties, which could cause actual events or results to differ materially from those discussed in the forward-looking statement as a result of various factors which we discuss in greater detail in our filings with the U.S. Securities and Exchange Commission, with particular emphasis on the risk factor disclosures contained in those filings. Actual events or results could differ materially as a result of various factors, including but not limited to, availability of adequate AC and other raw materials when needed, financing for our AC production facility, our ability to secure a construction contract for all phases of development of the facility on reasonable terms, changes in the project development schedule and costs, our ability to secure necessary permits and other regulatory approvals, changes in laws or regulations and other factors discussed in our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on the forward-looking statement made in this Current Report, and to consult filings we make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statement contained in this Current Report is presented as of the date hereof, and we disclaim any duty to update such statement unless required by law to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc.
Registrant

Date: June 10, 2008	/s/ Michael D. Durham
Michael D. Durham
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	ADA-ES Press Release dated June 5, 2008.